Exhibit 31.2
CERTIFICATION
PURSUANT TO 17 CFR 240.13a-14
PROMULGATED UNDER
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Kevin W. McAleer, certify that:
1.	I have reviewed this quarterly report on Form 10-Q/A of Penson Worldwide, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: September 16, 2010

/s/ Kevin W. McAleer
Kevin W. McAleer
Executive Vice President, Chief Financial Officer and principal financial and accounting officer